Exhibit 99.2

americold
REALTY TRUST

EARNINGS RELEASE & FINANCIAL SUPPLEMENT

Fourth Quarter 2019

COLD
LISTED
NYSE

Financial Supplement	Fourth Quarter 2019

Financial Supplement	Fourth Quarter 2019

Corporate Profile

We are the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. We are organized as a self-administered and self-managed REIT with proven operating, development and acquisition expertise. As of December 31, 2019, we operated a global network of 178 temperature-controlled warehouses encompassing over one billion cubic feet, with 160 warehouses in the United States, six warehouses in Australia, seven warehouses in New Zealand, two warehouses in Argentina and three warehouses in Canada.

Corporate Headquarters
10 Glenlake Parkway South Tower, Suite 600
Atlanta, Georgia 30328
Telephone: (678) 441-1400
Website: www.americold.com

Senior Management
Fred W. Boehler: Chief Executive Officer, President and Trustee
Marc J. Smernoff: Chief Financial Officer and Executive Vice President
Carlos V. Rodriguez: Chief Operating Officer and Executive Vice President
Robert Chambers: Chief Commercial Officer and Executive Vice President
James A. Harron: Chief Investment Officer and Executive Vice President
James C. Snyder, Jr.: Chief Legal Officer and Executive Vice President
Sanjay Lall: Chief Information Officer and Executive Vice President
Khara Julien: Chief Human Resources Officer and Executive Vice President
David K. Stuver: Executive Vice President, Supply Chain Solutions
Thomas C. Novosel: Chief Accounting Officer and Senior Vice President
Board of Trustees
Mark R. Patterson: Chairman of the Board of Trustees
George J. Alburger, Jr.: Trustee
Kelly H. Barrett: Trustee
Fred W. Boehler: Chief Executive Officer, President and Trustee
Antonio F. Fernandez: Trustee
James R. Heistand: Trustee
Michelle M. MacKay: Trustee
David J. Neithercut: Trustee
Andrew P. Power: Trustee

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.americold.com
(Please proceed to the Investors section)

Analyst Coverage

Firm	Analyst Name	Contact
Baird Equity Research	David B. Rodgers	216-737-7341
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681
Berenberg Capital Markets	Nate Crossett	646-949-9030
Citi	Emmanuel Korchman	212-816-1382
J.P. Morgan	Michael W. Mueller	212-622-6689
Raymond James	William A. Crow	727-567-2594
RBC	Michael Carroll	440-715-2649
SunTrust Robinson Humphrey	Ki Bin Kim	212-303-4124

Financial Supplement	Fourth Quarter 2019

Stock Listing Information
The shares of Americold Realty Trust are traded on the New York Stock Exchange under the symbol “COLD”.

Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Stable Outlook)

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	Fourth Quarter 2019

AMERICOLD REALTY TRUST ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Atlanta, GA, February 20, 2020 - Americold Realty Trust (NYSE: COLD) (the “Company”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the fourth quarter and year ended December 31, 2019.

Fred Boehler, President and Chief Executive Officer of Americold Realty Trust, stated, “Our full year 2019 results reflect the continued execution of our strategy to drive long-term cash flow growth and shareholder value. We did this in three ways: by organically growing our core business, by completing and integrating strategic acquisitions, and by developing advanced temperature-controlled warehouses. We drove organic growth in our same store portfolio and realized total revenue growth and NOI growth of 3.5% and 5.1%, respectively, on a constant currency basis by leveraging the Americold Operating System. We completed $1.4 billion of strategic acquisitions during 2019 and delivered advanced temperature-controlled expansions in Chicago, Chesapeake and North Little Rock, while making significant progress at our ongoing development projects in Savannah and Atlanta. Through these actions, we grew the portfolio by 17% in 2019, to over one billion refrigerated cubic feet, while maintaining a low leveraged, flexible balance sheet. We also earned industry-leading recognition for the energy efficiency of our portfolio.”

Mr. Boehler continued, “We are off to a strong start in 2020, having completed our previously announced platform acquisition of Nova Cold in Canada, and enhanced our market position in the upper midwest through the acquisition of Newport Cold Storage. We are excited to announce two additional growth projects including our customer driven expansion in Auckland, NZ and our investment in SuperFrio, a leading temperature-controlled operator in Brazil, via a strategic joint venture with Patria. These investments, combined with the Americold operating platform will enhance our ability to serve our customers, drive stable cash flow growth, and create long term value for our shareholders.”

Fourth Quarter and Full Year 2019 Highlights

•	Total revenue increased 16.9% to $486.0 million for the fourth quarter 2019; Total revenue increased 11.2% to $1.78 billion for the full year 2019.

•	Total NOI increased 26.8% to $137.8 million for the fourth quarter 2019; Total NOI increased 17.9% to $478.3 million for the full year 2019.

•
Core EBITDA increased 28.8% to $109.1 million, or 29.6% on a constant currency basis, for the fourth quarter 2019; Core EBITDA increased 19.7% to $367.1 million, or 21.0% on a constant currency basis, for the full year 2019.

•	Net income of $20.8 million, or $0.10 per diluted common share for the fourth quarter 2019; Net income of $48.2 million, or $0.26 per diluted common share for the full year 2019.

•	Core FFO of $64.6 million, or $0.33 per diluted common share for the fourth quarter 2019; Core FFO of $219.7 million, or $1.19 per diluted common share for the full year 2019.

•	AFFO of $59.7 million, or $0.30 per diluted common share for the fourth quarter 2019; AFFO of $214.5 million, or $1.17 per diluted common share for the full year 2019.

•	Global Warehouse segment revenue increased 25.6% to $383.8 million for the fourth quarter 2019; Global Warehouse segment revenue increased 17.0% to $1.38 billion for the full year 2019.

Financial Supplement	Fourth Quarter 2019

•	Global Warehouse segment NOI increased 28.9% to $129.5 million for the fourth quarter 2019; Global Warehouse segment NOI increased 19.5% to $447.6 million for the full year 2019.

•
Global Warehouse segment same store revenue grew 3.4%, or 4.5% on a constant currency basis, with same store segment NOI improving 9.1%, or 10.0% on a constant currency basis for the fourth quarter 2019. Global Warehouse segment same store revenue grew 1.9%, or 3.5% on a constant currency basis, with same store segment NOI improving 3.9%, or 5.1% on a constant currency basis, in each case, for the full year 2019.

•	Completed the acquisition of MHW Group on November 19, 2019 for a total purchase price $54.2 million, consisting of two facilities in Pennsylvania and Maryland

•	Announced the acquisition of Nova Cold for CAD $337 million, which subsequently closed on January 2, 2020.

Fourth Quarter 2019 Total Company Financial Results
Total revenue for the fourth quarter of 2019 was $486.0 million, a 16.9% increase from the same quarter of the prior year. This growth was driven by the incremental revenue from the 2019 acquisitions, contractual rate escalations and growth in fixed commitment storage contracts. Additionally, the launch of the Chicago expansion and the stabilization of the Middleboro, MA facility also contributed to this growth. These factors were partially offset by the translation impact of the strengthening US dollar.

For the fourth quarter of 2019, the Company reported net income of $20.8 million, or $0.10 per diluted share, compared to $2.7 million for the same quarter of the prior year.

Total NOI for the fourth quarter of 2019 was $137.8 million, an increase of 26.8% from the same quarter of the prior year.

Core EBITDA was $109.1 million for the fourth quarter of 2019, compared to $84.7 million for the same quarter of the prior year. This reflects a 28.8% increase over prior year, or 29.6% on a constant currency basis, largely impacted by increased Core EBITDA from acquisitions and organic growth. Core EBITDA margin increased by 208 basis points to 22.4%. This growth and margin improvement was driven by the previously discussed items combined with disciplined cost controls through the Americold Operating System of power and facility related costs, partially offset by the translation impact of the strengthening US dollar, and startup costs related to the Chicago development project.

For the fourth quarter of 2019, Core FFO was $64.6 million, or $0.33 per diluted share, compared to $53.2 million for same quarter of the prior year. The year-over-year increase is driven primarily by increased FFO as a result of acquisitions.

For the fourth quarter of 2019, AFFO was $59.7 million, or $0.30 per diluted share, compared to $49.3 million for same quarter of the prior year. AFFO excludes certain expenses and income items that do not represent core expenses and income streams.

Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.

Financial Supplement	Fourth Quarter 2019

Fourth Quarter 2019 Global Warehouse Segment Results
For the fourth quarter of 2019, Global Warehouse segment revenue was $383.8 million, an increase of $78.3 million, or 25.6%, compared to $305.5 million for the fourth quarter of 2018. This growth was driven by the incremental revenue from the 2019 acquisitions as well as the same revenue growth factors mentioned above.

Warehouse segment NOI was $129.5 million for the fourth quarter of 2019, which reflects growth of 28.9%. Global Warehouse segment margin was 33.8% for the fourth quarter of 2019, an 86 basis point increase compared to the same quarter of the prior year. The year-over-year growth was driven by incremental NOI from the 2019 acquisitions, the previously mentioned revenue trends, continued portfolio management and cost controls through the Americold Operating System of our power and facility related costs.

The following tables summarize the global warehouse and same store financial results and metrics for the quarter and year ended December 31, 2019 and 2018:

Financial Supplement	Fourth Quarter 2019

	Three Months Ended December 31,			Change
Dollars in thousands	2019 actual	2019 constant currency(1)	2018 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	167		144	n/a	n/a
Global Warehouse revenue:
Rent and storage	$158,105	$159,221	$133,650	18.3%	19.1%
Warehouse services	225,673	227,806	171,808	31.4%	32.6%
Total revenue	$383,778	$387,027	$305,458	25.6%	26.7%
Global Warehouse contribution (NOI)	$129,547	$130,413	$100,491	28.9%	29.8%
Global Warehouse margin	33.8%	33.7%	32.9%	86 bps	80 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average physical occupied pallets	3,045	n/a	2,564	18.8%	n/a
Average economic occupied pallets	3,185	n/a	2,663	19.6%	n/a
Average physical pallet positions	3,833	n/a	3,182	20.5%	n/a
Physical occupancy percentage	79.5%	n/a	80.6%	-112 bps	n/a
Economic occupancy percentage	83.1%	n/a	83.7%	-60 bps	n/a
Total rent and storage revenue per physical occupied pallet	$51.92	$52.28	$52.13	(0.4)%	0.3%
Total rent and storage revenue per economic occupied pallet	$49.64	$49.99	$50.18	(1.1)%	(0.4)%
Global Warehouse same store services metrics:
Throughput pallets	8,229	n/a	6,963	18.2%	n/a
Total warehouse services revenue per throughput pallet	$27.43	$27.68	$24.67	11.2%	12.2%

SAME STORE WAREHOUSE
Number of same store warehouses	137		137	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$130,295	$131,370	$128,990	1.0%	1.8%
Warehouse services	177,345	179,458	168,501	5.2%	6.5%
Total same store revenue	$307,640	$310,828	$297,491	3.4%	4.5%
Global Warehouse same store contribution (NOI)	$106,954	$107,832	$98,001	9.1%	10.0%
Global Warehouse same store margin	34.8%	34.7%	32.9%	182 bps	175 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage metrics:
Average physical occupied pallets	2,471	n/a	2,471	—%	n/a
Average economic occupied pallets	2,597	n/a	2,566	1.2%	n/a
Average physical pallet positions	3,070	n/a	3,074	(0.1)%	n/a
Physical occupancy percentage	80.5%	n/a	80.4%	10 bps	n/a
Economic occupancy percentage	84.6%	n/a	83.5%	112 bps	n/a
Same store rent and storage revenue per physical occupied pallet	$52.73	$53.16	$52.19	1.0%	1.9%
Same store rent and storage revenue per economic occupied pallet	$50.18	$50.59	$50.27	(0.2)%	0.6%
Global Warehouse same store services metrics:
Throughput pallets	6,770	n/a	6,793	(0.3)%	n/a
Same store warehouse services revenue per throughput pallet	$26.20	$26.51	$24.81	5.6%	6.9%

Financial Supplement	Fourth Quarter 2019

	Three Months Ended December 31,			Change
Dollars in thousands	2019 actual	2019 constant currency(1)	2018 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses	30		7	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$27,810	$27,851	$4,660	n/r	n/r
Warehouse services	48,328	48,348	3,307	n/r	n/r
Total non-same store revenue	$76,138	$76,199	$7,967	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$22,593	$22,581	$2,490	n/r	n/r
Global Warehouse non-same store margin	29.7%	29.6%	31.3%	n/r	n/r
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage metrics:
Average physical occupied pallets	574	n/a	92	n/r	n/a
Average economic occupied pallets	588	n/a	97	n/r	n/a
Average physical pallet positions	762	n/a	107	n/r	n/a
Physical occupancy percentage	75.3%	n/a	85.8%	n/r	n/a
Economic occupancy percentage	77.2%	n/a	90.8%	n/r	n/a
Non-same store rent and storage revenue per physical occupied pallet	$48.43	$48.50	$50.58	(4.3)%	(4.1)%
Non-same store rent and storage revenue per economic occupied pallet	$47.26	$47.33	$47.80	(1.1)%	(1.0)%
Global Warehouse non-same store services metrics:
Throughput pallets	1,459	n/a	170	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$33.13	$33.14	$19.43	70.5%	70.6%

Financial Supplement	Fourth Quarter 2019

	Year Ended December 31,			Change
Dollars in thousands	2019 actual	2019 constant currency(1)	2018 actual	Actual	Constant currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	167		144	n/a	n/a
Global Warehouse revenue:
Rent and storage	$582,509	$589,402	$514,755	13.2%	14.5%
Warehouse services	794,708	806,792	662,157	20.0%	21.8%
Total revenue	$1,377,217	$1,396,194	$1,176,912	17.0%	18.6%
Global Warehouse contribution (NOI)	$447,591	$452,028	$374,534	19.5%	20.7%
Global Warehouse margin	32.5%	32.4%	31.8%	68 bps	55 bps
Units in thousands except per pallet data
Global Warehouse rent and storage metrics:
Average physical occupied pallets	2,728	n/a	2,458	11.0%	n/a
Average economic occupied pallets	2,865	n/a	2,565	11.7%	n/a
Average physical pallet positions	3,604	n/a	3,193	12.9%	n/a
Physical occupancy percentage	75.7%	n/a	77.0%	-129 bps	n/a
Economic occupancy percentage	79.5%	n/a	80.3%	-81 bps	n/a
Total rent and storage revenue per physical occupied pallet	$213.52	$216.05	$209.41	2.0%	3.2%
Total rent and storage revenue per economic occupied pallet	$203.29	$205.69	$200.72	1.3%	2.5%
Global Warehouse same store services metrics:
Throughput pallets	30,090	n/a	26,945	11.7%	n/a
Total warehouse services revenue per throughput pallet	$26.41	$26.81	$24.57	7.5%	9.1%

SAME STORE WAREHOUSE
Number of same store warehouses	136		136	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$499,151	$505,811	$495,130	0.8%	2.2%
Warehouse services	668,673	680,640	650,806	2.7%	4.6%
Total same store revenue	$1,167,824	$1,186,451	$1,145,936	1.9%	3.5%
Global Warehouse same store contribution (NOI)	$380,572	$384,988	$366,188	3.9%	5.1%
Global Warehouse same store margin	32.6%	32.4%	32.0%	63 bps	49 bps
Units in thousands except per pallet data
Global Warehouse same store rent and storage:
Average physical occupied pallets	2,284	n/a	2,347	(2.6)%	n/a
Average economic occupied pallets	2,414	n/a	2,447	(1.4)%	n/a
Average physical pallet positions	3,034	n/a	3,048	(0.4)%	n/a
Physical occupancy percentage	75.3%	n/a	77.0%	-171 bps	n/a
Economic occupancy percentage	79.5%	n/a	80.3%	-76 bps	n/a
Same store rent and storage revenue per physical occupied pallet	$218.50	$221.42	$211.01	3.5%	4.9%
Same store rent and storage revenue per economic occupied pallet	$206.81	$209.57	$202.30	2.2%	3.6%
Global Warehouse same store services:
Throughput pallets	26,149	n/a	26,422	(1.0)%	n/a
Same store warehouse services revenue per throughput pallet	$25.57	$26.03	$24.63	3.8%	5.7%

Financial Supplement	Fourth Quarter 2019

	Year Ended December 31,			Change
Dollars in thousands	2019 actual	2019 constant currency(1)	2018 actual	Actual	Constant currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses	31		8	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$83,358	$83,591	$19,625	n/r	n/r
Warehouse services	126,035	126,152	11,351	n/r	n/r
Total non-same store revenue	$209,393	$209,743	$30,976	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$67,019	$67,040	$8,346	n/r	n/r
Global Warehouse non-same store margin	32.0%	32.0%	26.9%	n/r	n/r
Units in thousands except per pallet data
Global Warehouse non-same store rent and storage:
Average physical occupied pallets	444	n/a	112	n/r	n/a
Average economic occupied pallets	452	n/a	117	n/r	n/a
Average physical pallet positions	570	n/a	145	n/r	n/a
Physical occupancy percentage	77.9%	n/a	76.9%	n/r	n/a
Economic occupancy percentage	79.3%	n/a	80.7%	n/r	n/a
Non-same store rent and storage revenue per physical occupied pallet	$187.89	$188.41	$175.85	6.8%	7.1%
Non-same store rent and storage revenue per economic occupied pallet	$184.46	$184.98	$167.62	10.0%	10.4%
Global Warehouse non-same store services:
Throughput pallets	3,941	n/a	523	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$31.98	$32.01	$21.72	47.2%	47.4%
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(n/a = not applicable)
(n/r = not relevant)

Fixed Commitment Rent and Storage Revenue
As of December 31, 2019, $251.1 million of the Company’s rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $243.9 million at the end of the third quarter of 2019 and $220.2 million at the end of 2018. The Company’s recent acquisitions had a lower percentage of fixed committed contracts as a percentage of rent and storage revenue. On a combined pro forma basis, assuming acquisitions during 2019 occurred at the beginning of the year, 40.6% of rent and storage revenue were generated from fixed commitment storage contracts.

Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. At times, these customers may be paying for space that is not physically occupied. For the fourth quarter of 2019, economic occupancy for the total warehouse segment was 83.1% and warehouse segment same store pool was 84.6%, representing a 365 basis point and 410 basis point increase above physical occupancy, respectively. For the fourth quarter of 2019, physical occupancy for the total warehouse segment was 79.5% and warehouse segment same store pool was 80.5%.

Financial Supplement	Fourth Quarter 2019

Real Estate Portfolio
As of December 31, 2019, the Company’s portfolio consists of 178 facilities, two more than what was reported as of the third quarter 2019. The Company ended the fourth quarter of 2019 with 167 facilities in its Global Warehouse segment portfolio and 11 facilities in its Third-party managed segment portfolio. During the fourth quarter, the Company exited a leased facility within the campus of sites in Paisley, New Zealand and as a result moved it to the non-same store category. Additionally, the Company acquired two sites in connection with the MHW Acquisition, which were added to the non-same store category. The same store population consists of 137 facilities for the quarter ended December 31, 2019. The remaining 30 non-same store Warehouse facilities include the 26 facilities that were acquired in 2019, and four legacy facilities.

Balance Sheet Activity and Liquidity
At December 31, 2019, the Company had total liquidity of approximately $1.4 billion, including cash and capacity on its revolving credit facility and $136.3 million and $233.6 million of net proceeds available from its September 2018 and April 2019 equity forwards, respectively. Total debt outstanding was $1.9 billion (inclusive of $173.9 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 76% was in an unsecured structure. The Company has no material debt maturities until 2022, assuming the Company exercises the one-year extension option on its revolver. At quarter end, its net debt to pro forma Core EBITDA was approximately 4.2x. Of the Company’s total debt outstanding, $1.7 billion relates to real estate debt, which excludes sale-leaseback and capitalized lease obligations. The Company’s real estate debt has a remaining weighted average term of 6.3 years and carries a weighted average contractual interest rate of 4.23%. As of December 31, 2019, 92% of the Company’s total debt outstanding was at a fixed rate, inclusive of interest rate swaps.

Dividend
On December 10, 2019, the Company’s Board of Trustees declared a dividend of $0.20 per share for the fourth quarter of 2019, which was paid on January 15, 2020 to common shareholders of record as of December 31, 2019.

2020 Outlook
The Company announced guidance for 2020 as follows:

•
Global warehouse segment same store revenue growth to range between 2 and 4 percent on an actual and constant currency basis and same store NOI growth to be 100 to 200 basis points higher than the associated revenue.

•	Managed and Transportation NOI is expected in the range of $28 to $31 million.

•	Selling, general and administrative expense is expected in the range of $135 to $140 million.

•	Current income tax expense of $11 to $13 million.

•	Deferred income tax benefit of $1 to $3 million.

•	Non-real estate depreciation and amortization expense of $66 to $68 million.

•	Total recurring maintenance capital expenditures is expected in the range of $65 to $75 million.

•	Development starts of $75 to $200 million.

•	Anticipated AFFO per share of $1.22 to $1.30.

•	Please refer to our supplemental for currency translation rates embedded in this guidance.

Financial Supplement	Fourth Quarter 2019

The Company’s guidance is provided for informational purposes based on current plans and assumptions as is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, February 20, 2020 at 5:00 p.m. Eastern Time to discuss fourth quarter and full year 2019 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 or 1-201-493-6780. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13698379. The telephone replay will be available starting shortly after the call until March 5, 2020.

The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

About the Company
Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 178 temperature-controlled warehouses, with over 1 billion refrigerated cubic feet of storage, in the United States, Australia, New Zealand, Canada, and Argentina. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, AFFO, EBITDAre, Core EBITDA and same store segment revenue and contribution. A reconciliation from U.S. GAAP net income (loss) available to common shareholders to FFO, a reconciliation from FFO to core FFO and AFFO, and definitions of FFO, and core FFO are included within the supplemental. A reconciliation from U.S. GAAP net income (loss) available to common shareholders to EBITDAre and Core EBITDA, a definition of Core EBITDA and definitions of net debt to Core EBITDA are included within the supplemental.

Forward-Looking Statements
This document contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; general economic conditions; risks associated with the

Financial Supplement	Fourth Quarter 2019

ownership of real estate and temperature-controlled warehouses in particular; defaults or non-renewals of contracts with customers; potential bankruptcy or insolvency of our customers; uncertainty of revenue, given the nature of our customer contracts; increased interest rates and operating costs; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financing; decreased storage rates or increased vacancy rates; risks related to current and potential international operations and properties; our failure to realize the intended benefits from our recent acquisitions including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions; our failure to successfully integrate and operate acquired properties or businesses, including but not limited to: Cloverleaf Cold Storage, Lanier Cold Storage, MHW Group, Inc. and PortFresh Holdings, LLC; difficulties in identifying properties to be acquired and completing acquisitions; acquisition risks, including the failure of such acquisitions to perform in accordance with projections; risks related to expansions of existing properties and developments of new properties, including failure to meet budgeted or stabilized returns in respect thereof; difficulties in expanding our operations into new markets, including international markets; our failure to maintain our status as a REIT; our operating partnership’s failure to qualify as a partnership for federal income tax purposes; uncertainties and risks related to natural disasters and global climate change; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us; financial market fluctuations; actions by our competitors and their increasing ability to compete with us; labor and power costs; changes in real estate and zoning laws and increases in real property tax rates; the competitive environment in which we operate; our relationship with our employees, including the occurrence of any work stoppages or any disputes under our collective bargaining agreements; liabilities as a result of our participation in multi-employer pension plans; losses in excess of our insurance coverage; the cost and time requirements as a result of our operation as a publicly traded REIT; changes in foreign currency exchange rates; the potential dilutive effect of our common share offerings; the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our shareholders to replace our trustees and affect the price of our common shares of beneficial interest, $0.01 par value per share; and risks related to our forward sale agreement entered into with Bank of America, N.A. in September 2018, as amended, including substantial dilution to our earnings per share or substantial cash payment obligations.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this document include, among others, statements about our expected expansion and development pipeline and our targeted return on invested capital on expansion and development opportunities. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our other reports filed with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Contacts:
Americold Realty Trust
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	Fourth Quarter 2019

Selected Quarterly Financial Data

In thousands, except per share amounts - unaudited	As of
Capitalization:	Q4 19	Q3 19	Q2 19	Q1 19	Q4 18
Fully diluted common shares outstanding at quarter end(1)	197,784	198,641	197,231	153,840	152,490
Common stock share price at quarter end	$35.06	$37.07	$32.42	$30.51	$25.54
Market value of common equity	$6,934,307	$7,363,622	$6,394,229	$4,693,658	$3,894,595

Gross debt (2)	$1,882,372	$1,883,986	$1,897,734	$1,522,396	$1,524,664
Less: cash and cash equivalents	234,303	310,116	320,805	172,838	208,078
Net debt	$1,648,069	$1,573,870	$1,576,929	$1,349,558	$1,316,586

Total enterprise value	$8,582,376	$8,937,492	$7,971,158	$6,043,216	$5,211,181
Net debt / total enterprise value	19.2%	17.6%	19.8%	22.3%	25.3%
Net debt to pro forma Core EBITDA(2)	4.18x	4.12x	4.14x	4.41x	4.29x

	Three Months Ended
Selected Operational Data:	Q4 19	Q3 19	Q2 19	Q1 19	Q4 18
Warehouse segment revenue	$383,778	$365.593	$338,231	$289,615	$305,458
Total revenue	485,984	466,182	438,460	393,079	415,817
Operating income (3)	46,579	39,385	29,085	16,417	51,171
Net income (loss)	20,809	27,091	4,891	(4,629)	2,678
Total warehouse segment contribution (NOI) (4)	129,547	113,408	113,817	90,819	100,491
Total segment contribution (NOI) (4)	137,754	120,706	121,119	98,678	108,678

Selected Other Data:
Core EBITDA (5)	$109,086	$93,369	$93,617	$71,057	$84,675
Core funds from operations (1)	64,621	59,083	56,077	39,941	53,192
Adjusted funds from operations (1)	59,716	52,445	58,054	44,316	49,334

Earnings Measurements:
Net income (loss) per share - basic	$0.11	$0.14	$0.03	$(0.03)	$0.02
Net income (loss) per share - diluted	$0.10	$0.14	$0.03	$(0.03)	$0.02
Core FFO per diluted share (5)	$0.33	$0.30	$0.30	$0.26	$0.35
AFFO per diluted share (5)	$0.30	$0.27	$0.31	$0.29	$0.33
Dividend distributions declared per common share (6)	$0.20	$0.20	$0.20	$0.20	$0.19
Diluted AFFO payout ratio (7)	66.7%	74.1%	64.5%	69.0%	57.6%

Portfolio Statistics:
Total global warehouses	178	176	178	155	155
Ending economic occupancy	83.1%	79.0%	76.8%	78.8%	83.7%
Ending physical occupancy	79.5%	75.3%	73.0%	74.6%	80.6%
Total global same-store warehouses	137	138	138	137	136

Financial Supplement	Fourth Quarter 2019

(1) Assumes the exercise of all outstanding stock options using the treasury stock method, conversion of all outstanding restricted stock units, and incorporates forward contracts using the treasury stock method

	As of
(2) Net Debt to Core EBITDA Computation	12/31/2019	12/31/2018
Total debt	$1,869,376	$1,510,721
Deferred financing costs	12,996	13,943
Gross debt	$1,882,372	$1,524,664
Adjustments:
Less: cash and cash equivalents	234,303	208,078
Net debt	$1,648,069	$1,316,586
Core EBITDA - last twelve months	$367,128	$306,777
Core EBITDA from acquisitions (a)	26,745	—
Pro forma Core EBITDA - last twelve months	$393,873	$306,777
Net debt to pro forma Core EBITDA	4.18x	4.29x
(a) Includes 4 months of Core EBITDA from Cloverleaf and Lanier acquisitions prior to Americold’s ownership, plus 10.5 months of Core EBITDA from the MHW acquisition prior to Americold’s ownership.

(3) Certain prior period amounts have been reclassified to conform to the current period presentation.

(4) Reconciliation of segment contribution (NOI)
	Three Months Ended
	Q4 19	Q3 19	Q2 19	Q1 19	Q4 18
Warehouse segment contribution (NOI)	$129,547	$113,408	$113,817	$90,819	$100,491
Third-party managed segment contribution (NOI)	3,115	2,583	2,804	3,259	3,571
Transportation segment contribution (NOI)	4,865	4,640	4,206	4,356	4,407
Quarry segment contribution (NOI)	227	75	292	244	209
Total segment contribution (NOI)	$137,754	$120,706	$121,119	$98,678	$108,678
Depreciation, depletion and amortization	(47,750)	(45,065)	(40,437)	(30,096)	(29,792)
Selling, general and administrative (3)	(33,048)	(32,476)	(32,669)	(31,117)	(27,646)
Acquisition, litigation and other (3)	(10,377)	(3,780)	(17,964)	(8,493)	832
Loss from sale of real estate	—	—	(34)	—	(901)
Impairment of long-lived assets	—	—	(930)	(12,555)	—
U.S. GAAP operating income	$46,579	$39,385	$29,085	$16,417	$51,171

(5) See “Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, and Core EBITDA”

(6) Distributions per common share	Three Months Ended
	Q4 19	Q3 19	Q2 19	Q1 19	Q4 18
Distributions declared on common shares during the quarter	$38,796	$38,795	$38,764	$30,235	$28,218
Common shares outstanding at quarter end	197,784	191,751	191,634	149,133	148,235
Distributions declared per common share of beneficial interest	$0.2000	$0.2000	$0.2000	$0.2000	$0.1875

(7) Calculated as distributions declared on common shares divided by AFFO per fully diluted share

Financial Supplement	Fourth Quarter 2019

Financial Information

Americold Realty Trust and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except shares and per share amounts)
	December 31, 2019	December 31, 2018
Assets
Property, buildings and equipment:
Land	$526,226	$385,232
Buildings and improvements	2,696,732	1,849,749
Machinery and equipment	817,617	577,175
Assets under construction	108,639	85,983
	4,149,214	2,898,139
Accumulated depreciation and depletion	(1,216,553)	(1,097,624)
Property, buildings and equipment – net	2,932,661	1,800,515

Operating lease right-of-use assets	77,723	—
Accumulated depreciation – operating leases	(18,110)	—
Operating leases – net	59,613	—

Financing leases:
Buildings and improvements	11,227	11,227
Machinery and equipment	76,811	49,276
	88,038	60,503
Accumulated depreciation – financing leases	(29,697)	(21,317)
Financing leases – net	58,341	39,186

Cash and cash equivalents	234,303	208,078
Restricted cash	6,310	6,019
Accounts receivable – net of allowance of $6,927 and $5,706 at December 31, 2019 and 2018, respectively	214,842	194,279
Identifiable intangible assets – net	284,758	25,056
Goodwill	318,483	186,095
Investments in partially owned entities	—	14,541
Other assets	61,372	58,659
Total assets	$4,170,683	$2,532,428

Liabilities and shareholders’ equity
Liabilities:
Accounts payable and accrued expenses	350,963	253,080
Mortgage notes, senior unsecured notes and term loan – net of deferred financing costs of $12,996 and $13,943 in the aggregate, at December 31, 2019 and 2018, respectively	1,695,447	1,351,014
Sale-leaseback financing obligations	115,759	118,920
Financing lease obligations	58,170	40,787
Operating lease obligations	62,342	—
Unearned revenue	16,423	18,625
Pension and postretirement benefits	12,706	16,317
Deferred tax liability – net	17,119	17,992
Multiemployer pension plan withdrawal liability	8,736	8,938
Total liabilities	2,337,665	1,825,673
Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value – authorized 250,000,000 shares; 191,799,909 and 148,234,959 issued and outstanding at December 31, 2019 and 2018, respectively	1,918	1,482
Paid-in capital	2,582,087	1,356,133
Accumulated deficit and distributions in excess of net earnings	(736,861)	(638,345)
Accumulated other comprehensive loss	(14,126)	(12,515)
Total shareholders’ equity	1,833,018	706,755
Total liabilities and shareholders’ equity	$4,170,683	$2,532,428

Financial Supplement	Fourth Quarter 2019

Americold Realty Trust and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)
	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Revenues:
Rent, storage and warehouse services	$383,778	$305,458	$1,377,217	$1,176,912
Third-party managed services	64,442	66,852	252,939	259,034
Transportation services	35,571	41,363	144,844	158,790
Other	2,193	2,144	8,705	8,899
Total revenues	485,984	415,817	1,783,705	1,603,635
Operating expenses:
Rent, storage and warehouse services cost of operations	254,231	204,967	929,626	802,378
Third-party managed services cost of operations	61,327	63,281	241,178	244,274
Transportation services cost of operations	30,706	36,956	126,777	143,055
Cost of operations related to other revenues	1,966	1,935	7,867	8,279
Depreciation, depletion and amortization	47,750	29,792	163,348	117,653
Selling, general and administrative	33,048	27,646	129,310	110,825
Acquisition, litigation and other	10,377	(832)	40,614	3,935
Impairment of long-lived assets	—	—	13,485	747
Loss (gain) from sale of real estate	—	901	34	(7,471)
Total operating expenses	439,405	364,646	1,652,239	1,423,675

Operating income	46,579	51,171	131,466	179,960

Other (expense) income:
Interest expense	(23,827)	(23,054)	(94,408)	(93,312)
Interest income	1,080	1,387	6,286	3,996
Bridge loan commitment fees	—	—	(2,665)	—
Loss on debt extinguishment and modifications	—	(26,174)	—	(47,559)
Foreign currency exchange gain (loss), net	76	(43)	10	2,882
Other (expense) income, net	(863)	(717)	(1,870)	(532)
Loss from investments in partially owned entities	—	(745)	(111)	(1,069)
Gain on sale of partially owned entities	—	—	4,297	—
Income before income tax (expense) benefit	23,045	1,825	43,005	44,366
Income tax (expense) benefit:
Current	(716)	(206)	(5,544)	467
Deferred	(1,520)	1,059	10,701	3,152
Total income tax (expense) benefit	(2,236)	853	5,157	3,619

Net income	$20,809	$2,678	$48,162	$47,985
Less distributions on preferred shares of beneficial interest - Series A	—	—	—	(1)
Less distributions on preferred shares of beneficial interest - Series B	—	—	—	(1,817)
Net income attributable to common shares of beneficial interest	$20,809	$2,678	$48,162	$46,167

Weighted average common shares outstanding – basic	192,393	148,592	179,598	141,415
Weighted average common shares outstanding – diluted	197,922	151,524	183,950	144,338

Net income per common share of beneficial interest - basic	$0.11	$0.02	$0.26	$0.31
Net income per common share of beneficial interest - diluted	$0.10	$0.02	$0.26	$0.31

Financial Supplement	Fourth Quarter 2019

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts - unaudited)
	Three Months Ended					Year Ended
	Q4 19	Q3 19	Q2 19	Q1 19	Q4 18	FY 2019	FY 2018
Net income (loss)	$20,809	$27,091	$4,891	$(4,629)	$2,678	$48,162	$47,985
Adjustments:
Real estate related depreciation and depletion	32,555	31,238	28,518	22,665	22,405	114,976	88,246
Net loss (gain) on sale of depreciable real estate	—	—	34	—	—	34	(7,471)
Net loss (gain) on asset disposals	237	7	—	138	913	382	(65)
Impairment charges on certain real estate assets	—	—	—	12,555	—	12,555	747
Real estate depreciation on China JV	—	232	269	289	398	790	1,202
NAREIT Funds from operations	$53,601	$58,568	$33,712	$31,018	$26,394	$176,899	$130,644
Less distributions on preferred shares of beneficial interest	—	—	—	—	—	—	(1,817)
Funds from operations attributable to common shareholders	$53,601	$58,568	$33,712	$31,018	$26,394	$176,899	$128,827
Adjustments:
Net loss (gain) on sale of non-real estate assets	227	212	167	(118)	110	488	(739)
Non-real estate impairment	—	—	930	—	—	930	—
Acquisition, litigation and other expenses, excluding 2018 RSU modification expense(a)	10,377	3,780	17,964	8,493	(834)	40,614	1,893
Stock-based compensation expense, IPO grants	492	777	556	607	1,433	2,432	4,208
Bridge loan commitment fees	—	—	2,665	—	—	2,665	—
Loss on debt extinguishment, modifications and termination of derivative instruments	—	—	—	—	26,174	—	47,559
Foreign currency exchange (gain) loss	(76)	43	83	(60)	43	(10)	(2,882)
Excise tax settlement	—	—	—	—	(128)	—	(128)
Alternative minimum tax receivable from TCJA	—	—	—	—	—	—	(3,745)
Gain from sale of partially owned entities	—	(4,297)	—	—	—	(4,297)	—
Core FFO applicable to common shareholders	$64,621	$59,083	$56,077	$39,940	$53,192	$219,721	$174,993
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,524	1,526	1,522	1,456	1,414	6,028	6,176
Amortization of below/above market leases	37	38	38	38	37	151	151
Straight-line net rent	(83)	(150)	(151)	(137)	(86)	(521)	(179)
Deferred income tax expense (benefit)	1,520	(7,809)	(3,352)	(1,060)	(1,059)	(10,701)	(3,152)
Stock-based compensation expense, excluding IPO grants	3,210	2,593	2,628	2,032	994	10,463	6,474
Non-real estate depreciation and amortization	15,194	13,828	11,919	7,431	7,387	48,372	29,407
Non-real estate depreciation and amortization on China JV	—	108	107	102	107	317	538
Recurring maintenance capital expenditures (b)	(26,307)	(16,772)	(10,734)	(5,487)	(12,652)	(59,300)	(43,975)
Adjusted FFO applicable to common shareholders	$59,716	$52,445	$58,054	$44,315	$49,334	$214,530	$170,433

Financial Supplement	Fourth Quarter 2019

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts - unaudited)
	Three Months Ended					Year Ended
	Q4 19	Q3 19	Q2 19	Q1 19	Q4 18	FY 2019	FY 2018

NAREIT Funds from operations	$53,601	$58,568	$33,712	$31,018	$26,394	$176,899	$130,644
Funds from operations attributable to common shareholders	53,601	58,568	33,712	31,018	26,394	176,899	128,827
Core FFO applicable to common shareholders	64,621	59,083	56,077	39,940	53,192	219,721	174,993
Adjusted FFO applicable to common shareholders	$59,716	$52,445	$58,054	$44,315	$49,334	$214,530	$170,433

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	192,393	192,325	182,325	149,404	148,592	179,598	141,415
Dilutive stock options, unvested restricted stock units, equity forward contract	5,529	5,038	3,792	3,041	2,932	4,352	2,923
Weighted average dilutive shares	197,922	197,363	186,117	152,445	151,524	183,950	144,338

NAREIT FFO - basic per share	$0.28	$0.30	$0.18	$0.21	$0.18	$0.98	$0.91
NAREIT FFO - diluted per share	0.27	0.30	0.18	0.20	0.17	0.96	0.89

Core FFO - basic per share	0.34	0.31	0.31	0.27	0.36	1.22	1.24
Core FFO - diluted per share	0.33	0.30	0.30	0.26	0.35	1.19	1.21

Adjusted FFO - basic per share	0.31	0.27	0.32	0.30	0.33	1.19	1.21
Adjusted FFO - diluted per share	0.30	0.27	0.31	0.29	0.33	1.17	1.18

(a)
Refer to Acquisition, Litigation and Other summary for further details. The 2018 total excludes the $2.1 million RSU modification charge that is included within the Acquisition, litigation and other financial statement line item, thus amounts do not tie in total.

(b)
Recurring maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Financial Supplement	Fourth Quarter 2019

Reconciliation of Net Income (Loss) to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands - unaudited)
	Three Months Ended					Year Ended
	Q4 19	Q3 19	Q2 19	Q1 19	Q4 18	FY 2019	FY 2018
Net income (loss)	$20,809	$27,091	$4,891	$(4,629)	$2,678	$48,162	$47,985
Adjustments:
Depreciation, depletion and amortization	47,750	45,065	40,437	30,096	29,792	163,348	117,653
Interest expense	23,827	24,907	24,098	21,576	23,054	94,408	93,312
Income tax expense (benefit)	2,236	(6,975)	(906)	488	(853)	(5,157)	(3,619)
EBITDA	$94,622	$90,088	$68,520	$47,531	$54,671	$300,761	$255,331
Adjustments:
Net loss (gain) on sale of depreciable real estate	—	—	34	—	913	34	(7,471)
Adjustment to reflect share of EBITDAre of partially owned entities	—	519	592	615	250	1,726	1,664
NAREIT EBITDAre	$94,622	$90,607	$69,146	$48,146	$55,834	$302,521	$249,524
Adjustments:
Acquisition, litigation and other expenses, excluding 2018 RSU modification expense(a)	10,377	3,780	17,964	8,493	(834)	40,614	1,893
Bridge loan commitment fees	—	—	2,665	—	—	2,665	—
Loss (gain) from investments in partially owned entities	—	165	68	(122)	745	111	1,069
Gain from sale of partially owned entities	—	(4,297)	—	—	—	(4,297)	—
Asset impairment	—	—	930	12,555	—	13,485	747
(Gain) loss on foreign currency exchange	(76)	43	83	(60)	43	(10)	(2,882)
Stock-based compensation expense	3,699	3,372	3,185	2,639	2,429	12,895	10,683
Loss on debt extinguishment, modifications and termination of derivative instruments	—	—	—	—	26,174	—	47,559
Loss (gain) on real estate and other asset disposals	464	218	168	20	534	870	(152)
Reduction in EBITDAre from partially owned entities	—	(519)	(592)	(615)	(250)	(1,726)	(1,664)
Core EBITDA	$109,086	$93,369	$93,617	$71,056	$84,675	$367,128	$306,777

(a)
Refer to Acquisition, Litigation and Other summary for further details. The 2018 total excludes the $2.1 million RSU modification charge that is included within the Acquisition, litigation and other financial statement line item, thus amounts do not tie in total.

Financial Supplement	Fourth Quarter 2019

Acquisition, Litigation and Other
Dollars in thousands

The Company reported a new financial statement line referred to as “Acquisition, litigation and other” within our Statements of Operations during 2019 due to various charges incurred in the current period, and reclassified certain costs from SG&A in the comparable prior periods to conform with the new presentation. This caption represents certain corporate costs that are highly variable from period to period and will be further detailed in our 2019 Annual Report on Form 10-K.

	Three Months Ended December 31,		Year Ended December 31,
Acquisition, litigation and other	2019	2018	2019	2018
Acquisition related costs	$5,159	$599	$24,284	$671
Litigation	2,978	—	4,553	—

Other:
Severance, equity award modifications and acceleration	1,824	(73)	9,789	2,053
Non-offering related equity issuance expenses	38	(32)	1,356	1,813
Non-recurring public company implementation costs	—	544	632	(1,804)
Terminated site operations costs	378	(1,870)	—	1,202
Total other	2,240	(1,431)	11,777	3,264

Total acquisition, litigation and other	$10,377	$(832)	$40,614	$3,935

Financial Supplement	Fourth Quarter 2019

Debt Detail and Maturities
(In thousands - unaudited)
	As of December 31, 2019
Indebtedness:	Carrying Value	Contractual Interest Rate(3)	Effective Interest Rate(4)	Stated Maturity Date(5)

Unsecured Debt
2018 Senior Unsecured Revolving Credit Facility(1)(2)	$—	L+0.90%	0.36%	1/2022
2018 Senior Unsecured Term Loan A Facility(2)(6)	475,000	L+1.00%	3.14%	1/2023
Series A notes(7)	200,000	4.68%	4.77%	1/2026
Series B notes	400,000	4.86%	4.92%	1/2029
Series C notes	350,000	4.10%	4.15%	1/2030
Total Unsecured Debt	$1,425,000	3.96%	4.32%	6.9 years

2013 Mortgage Loans (15 cross-collateralized warehouses)
Senior Note	181,443	3.81%	4.14%	5/2023
Mezzanine A	70,000	7.38%	7.55%	5/2023
Mezzanine B	32,000	11.50%	11.75%	5/2023
Total 2013 Mortgage Loans	$283,443	5.56%	5.84%	3.3 years

Total Real Estate Debt	$1,708,443	4.23%	4.57%	6.3 years

Sale-leaseback financing obligations	115,759	11.64%
Financing lease obligations	58,170	5.30%
Total Debt Outstanding	$1,882,372	4.72%

Less: deferred financing costs	(12,996)
Total Book Value of Debt	$1,869,376

Rate Type		% of Total
Fixed	1,732,372	92%
Variable	150,000	8%
Total Debt Outstanding	$1,882,372	100%

Debt Type		% of Total
Unsecured	1,425,000	76%
Secured	457,372	24%
Total Debt Outstanding	$1,882,372	100%

(1)
Revolver maturity assumes one year extension option. The borrowing capacity as of December 31, 2019 is $800 million less $23.0 million of outstanding letters of credit. The effective interest rate shown represents deferred financing fees allocated over the $800 million committed.

(2)	L = one-month LIBOR.

(3)
Interest rates as of December 31, 2019. At December 31, 2019, the one-month LIBOR rate on our Senior Unsecured Term Loan was 1.80%. Subtotals of stated contractual interest rates represent weighted average interest rates. Rates for sale-leasebacks and financing lease obligations represent weighted average interest rates.

(4)	The effective interest rates presented include the amortization of loan costs. Subtotals of stated effective interest rates represent weighted average interest rates.

(5)	Subtotals of stated maturity dates represent remaining weighted average life of the debt.

(6)
On January 4, 2019, the Company entered into a swap agreement to set the LIBOR portion of interest expense on $100 million of the Senior Unsecured Term Loan principal at a rate of 2.48%. This results in a fixed interest rate of 3.48% (2.48% + 1.00%) on $100 million of the Senior Unsecured Term Loan principal. The swap is effective January 31, 2019 through January 31, 2024. On August 15, 2019, the Company entered into a swap agreement to set the LIBOR portion of interest expense on $225 million of the Senior Unsecured Term Loan principal at a rate of 1.30%. This results in a fixed interest rate of 2.30% (1.30% + 1.00%) on $225 million of the Senior Unsecured Term Loan principal. The swap is effective August 30, 2019 through August 30, 2024.

Financial Supplement	Fourth Quarter 2019

Operations Overview

Revenue and Contribution by Segment
(In thousands - unaudited)
	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
Segment revenues:
Warehouse	$383,778	$305,458	$1,377,217	$1,176,912
Third-party managed	64,442	66,852	252,939	259,034
Transportation	35,571	41,363	144,844	158,790
Other	2,193	2,144	8,705	8,899
Total revenues	485,984	415,817	1,783,705	1,603,635

Segment contribution:
Warehouse	129,547	100,491	447,591	374,534
Third-party managed	3,115	3,571	11,761	14,760
Transportation	4,865	4,407	18,067	15,735
Other	227	209	838	620
Total segment contribution	137,754	108,678	478,257	405,649

Reconciling items:
Depreciation, depletion and amortization	(47,750)	(29,792)	(163,348)	(117,653)
Selling, general and administrative expense	(33,048)	(27,646)	(129,310)	(110,825)
Acquisition, litigation and other	(10,377)	832	(40,614)	(3,935)
Impairment of long-lived assets	—	—	(13,485)	(747)
(Loss) gain from sale of real estate	—	(901)	(34)	7,471
Interest expense	(23,827)	(23,054)	(94,408)	(93,312)
Interest income	1,080	1,387	6,286	3,996
Bridge loan commitment fees	—	—	(2,665)	—
Loss on debt extinguishment, modifications and termination of derivative instruments	—	(26,174)	—	(47,559)
Foreign currency exchange gain (loss)	76	(43)	10	2,882
Other expense, net	(863)	(717)	(1,870)	(532)
Loss from investments in partially owned entities	—	(745)	(111)	(1,069)
Gain from sale of partially owned entities	—	—	4,297	—
Income before income tax benefit	$23,045	$1,825	$43,005	$44,366
We view and manage our business through three primary business segments—warehouse, third-party managed and transportation. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request, blast freezing, case-picking, kitting and repackaging and other recurring handling services.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to several leading food retailers and manufacturers in customer-owned facilities, including some of our largest and longest-standing customers. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services to many of our key customers underscores our ability to offer a complete and integrated suite of services across the cold chain.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation services, we charge a fixed fee.
We also operate a limestone quarry on the land we own around our Carthage, Missouri warehouse, which contains substantial limestone deposits. We do not view the operation of the quarry as an integral part of our business.

Financial Supplement	Fourth Quarter 2019

Global Warehouse Economic and Physical Occupancy Trend

85%
80%
75%
70%
65%
2016
2017
2018
2019
2016
2017
2018
2019
2016
2017
2018
2019
2016
2017
2018
2019
2016
2017
2018
2019
FY
Q1
Q2
Q3
Q4

Note: Dotted lines represent incremental economic occupancy percentage.
We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
Historically, providers of temperature-controlled warehouse space have offered storage services to customers on an as-utilized, on-demand basis. We have entered into fixed storage commitments with certain customers which give us, among other things, additional clarity around the expected occupancy of our warehouses. As of December 31, 2019, we had entered into contracts featuring fixed storage commitments or leases with 133 of our customers in our warehouse segment. Customers with fixed storage provisions commit to occupy a certain number of pallets at a designated storage rate for the applicable portion of their contractual term, whether the customer elects to physically store goods in a warehouse or not. As a result, certain pallets in our warehouses may generate storage revenue pursuant to fixed storage commitments despite not being physically occupied. We refer to economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period. To the extent that a customer with a fixed storage provision elects not to utilize all of its committed pallets in a particular warehouse, we have the flexibility to deploy those pallets to facilitate shorter-term customers that desire space on an as-utilized, on demand basis.

Financial Supplement	Fourth Quarter 2019

Global Warehouse Portfolio
Unaudited

Country / Region	# of warehouses	Cubic feet (in millions)	% of total cubic feet	Pallet positions (in thousands)	Average economic occupancy (1)	Average physical occupancy (1)	Revenues (2) (in millions)	Applicable segment contribution (NOI) (2)(3) (in millions)	Total customers (4)
Owned / Leased (5)
United States
Central	41	256.1	25%	1,011.3	80%	77%	$314.5	$117.7	851
East	28	216.0	21%	670.8	77%	73%	284.5	84.7	816
Southeast	47	245.6	24%	707.0	82%	78%	300.8	91.5	822
West	37	230.0	22%	981.9	77%	72%	278.8	106.6	678
United States Total / Average	153	947.7	92%	3,371.0	79%	75%	$1,178.6	$400.5	2,432
International
Australia	5	47.6	5%	138.8	83%	81%	$161.2	$37.2	60
New Zealand	7	20.4	2%	72.4	93%	89%	29.6	8.5	64
Argentina	2	9.7	1%	21.6	79%	79%	7.8	1.4	48
International Total / Average	14	77.7	8%	232.8	86%	83%	$198.6	$47.1	173
Owned / Leased Total / Average	167	1,025.4	100%	3,603.8	80%	76%	$1,377.2	$447.6	2,601
Third-Party Managed
United States	7	38.5	73%	—	—	—	$220.2	$8.0	4
Australia (6)	1	—	—%	—	—	—	14.9	2.3	1
Canada	3	14.3	27%	—	—	—	17.9	1.5	2
Third-Party Managed Total / Average	11	52.8	100%	—	—	—	$253.0	$11.8	7
Portfolio Total / Average	178	1,078.2	100%	3,603.8	80%	76%	$1,630.2	$459.4	2,602

(1)	Refer to the preceding section Global Warehouse Economic and Physical Occupancy Trend for our definitions of economic occupancy and physical occupancy.

(2)	Year ended December 31, 2019.

(3)
We use the term “segment contribution (NOI)” to mean a segment’s revenues less its cost of operations (excluding any depreciation, depletion and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, litigation and other expenses and gain or loss on sale of real estate). The applicable segment contribution (NOI) from our owned and leased warehouses and our third-party managed warehouses is included in our warehouse segment contribution (NOI) and third-party managed segment contribution (NOI), respectively.

(4)
We serve some of our customers in multiple geographic regions and in multiple facilities within geographic regions. As a result, the total number of customers that we serve is less than the total number of customers reflected in the table above that we serve in each geographic region.

(5)
As of December 31, 2019, we owned 133 of our U.S. warehouses and ten of our international warehouses, and we leased 20 of our U.S. warehouses and four of our international warehouses. As of December 31, 2019, seven of our owned facilities were located on land that we lease pursuant to long-term ground leases.

(6)	Constitutes non-refrigerated, or “ambient,” warehouse space. This facility contains 330,527 square feet of ambient space.

Financial Supplement	Fourth Quarter 2019

_______________________________________________

(1)	Retail reflects a broad variety of product types from retail customers.

(2)	Packaged foods reflects a broad variety of temperature-controlled meals and foodstuffs.

(3)	Distributors reflects a broad variety of product types from distributor customers.

____________________
Note: December 31, 2019 LTM Revenue and NOI pro forma 2019 acquisitions.
Totals may not foot due to rounding.

Financial Supplement	Fourth Quarter 2019

Fixed Commitment and Lease Maturity Schedules
Unaudited
The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of December 31, 2019. The information set forth in the table assumes no exercise of extension options under these contracts and leases.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenue (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Twelve Months Ended December 31, 2019	Total Warehouse Segment Revenue Generated by Contracts with Fixed Commitments & Leases for the Twelve Months Ended December 31, 2019(1) (in thousands)	Annualized Committed Rent & Storage Revenue at Expiration(2) (in thousands)
Month-to-Month	40	$38,810	6.3%	$86,188	$38,261
2020	52	31,628	5.1%	91,120	32,014
2021	43	42,438	6.9%	190,363	43,202
2022	32	51,703	8.4%	120,416	56,448
2023	22	38,091	6.2%	88,095	40,697
2024	17	21,625	3.5%	46,736	23,131
2025	1	1,558	0.3%	3,364	1,807
2026	2	7,302	1.2%	9,978	7,510
2027	3	4,671	0.8%	12,348	4,992
2028	1	1,099	0.2%	1,901	1,099
2029 and thereafter	3	12,166	2.0%	26,658	14,337
Total	216	$251,091	40.6%	$677,167	$263,498
____________________
Note: December 31, 2019 LTM total revenue and rent and storage revenue pro forma 2019 acquisitions.

(1)
Represents monthly fixed storage commitments and lease rental payments under the relevant expiring defined contract and lease as of December 31, 2019, plus the weighted average monthly warehouse services revenues attributable to these contracts and leases for the last twelve months ended December 31, 2019, multiplied by 12.

(2)
Represents annualized monthly revenues from fixed storage commitments and lease rental payments under the defined contracts and relevant expiring leases as of December 31, 2019 based upon the monthly revenues attributable thereto in the last month prior to expiration, multiplied by 12.

Financial Supplement	Fourth Quarter 2019

The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of December 31, 2019. These leases had a weighted average remaining term of 37 months as of December 31, 2019.

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1) (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the Twelve Months Ended December 31, 2019	Leased Square Footage (in thousands)	% Leased Square Footage	Annualized Rent at Expiration(2) (in thousands)
Month-to-Month	2	$259	—%	22	1.0%	$259
2020	22	5,472	0.9%	632	28.4%	5,489
2021	13	2,069	0.3%	508	22.8%	2,264
2022	5	1,337	0.2%	141	6.3%	1,382
2023	3	2,909	0.5%	440	19.7%	2,985
2024	4	1,447	0.2%	304	13.6%	1,554
2025	1	1,558	0.3%	130	5.8%	1,807
2026 and thereafter	2	1,099	0.2%	52	2.3%	1,099
Total	52	$16,150	2.6%	2,229	100%	$16,839

____________________
Note: December 31, 2019 LTM rent and storage revenue pro forma 2019 acquisitions.

(1)	Represents monthly rental payments under the relevant leases as of December 31, 2019, multiplied by 12.

(2)	Represents monthly rental payments under the relevant leases in the calendar year of expiration, multiplied by 12.

Financial Supplement	Fourth Quarter 2019

Recurring Maintenance Capital Expenditures, Repair and Maintenance Expenses and
External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to recurring maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Recurring Maintenance Capital Expenditures
The following table sets forth our recurring maintenance capital expenditures for the three months and years ended December 31, 2019 and 2018.

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
	(In thousands, except per cubic foot amounts)
Real estate	$23,492	$10,441	$50,966	$37,613
Personal property	1,552	1,472	4,357	3,175
Information technology	1,263	738	3,977	3,187
Total recurring maintenance capital expenditures	$26,307	$12,651	$59,300	$43,975

Total recurring maintenance capital expenditures per cubic foot	$0.024	$0.014	$0.055	$0.048

Repair and Maintenance Expenses
The following table sets forth our repair and maintenance expenses for the three months and years ended December 31, 2019 and 2018.

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
	(In thousands, except per cubic foot amounts)
Real estate	$4,318	$4,714	$22,378	$19,813
Personal property	9,251	8,555	33,150	32,536
Total repair and maintenance expenses	$13,569	$13,269	$55,528	$52,349

Repair and maintenance expenses per cubic foot	$0.013	$0.014	$0.051	$0.057
External Growth, Expansion and Development Capital Expenditures
The following table sets forth our external growth, expansion and development capital expenditures for the three months and years ended December 31, 2019 and 2018.

	Three Months Ended December 31,		Years Ended December 31,
	2019	2018	2019	2018
	(In thousands - unaudited)
Acquisitions, net of cash acquired and adjustments	$50,557	$—	$1,377,220	$—
Expansion and development initiatives	55,632	15,704	210,594	72,049
Information technology	2,659	1,138	5,857	3,686
Total growth and expansion capital expenditures	$108,848	$16,842	$1,593,671	$75,735

Financial Supplement	Fourth Quarter 2019

Global Warehouse Segment Financial Performance
The following table presents the operating results of our warehouse segment for the three months ended December 31, 2019 and 2018.

	Three Months Ended December 31,			Change
	2019 actual	2019 constant currency(1)	2018 actual	Actual	Constant currency
	(Dollars in thousands - unaudited)
Rent and storage	$158,105	$159,221	$133,650	18.3%	19.1%
Warehouse services	225,673	227,806	171,808	31.4%	32.6%
Total warehouse segment revenue	383,778	387,027	305,458	25.6%	26.7%

Power	20,641	20,816	16,666	23.9%	24.9%
Other facilities costs (2)	30,006	30,265	25,314	18.5%	19.6%
Labor	170,704	172,459	136,028	25.5%	26.8%
Other services costs (3)	32,880	33,074	26,959	22.0%	22.7%
Total warehouse segment cost of operations	254,231	256,614	204,967	24.0%	25.2%
Warehouse segment contribution (NOI)	$129,547	$130,413	$100,491	28.9%	29.8%

Warehouse rent and storage contribution (NOI) (4)	$107,458	$108,140	$91,670	17.2%	18.0%
Warehouse services contribution (NOI) (5)	$22,089	$22,273	$8,821	150.4%	152.5%

Total warehouse segment margin	33.8%	33.7%	32.9%	86 bps	80 bps
Rent and storage margin(6)	68.0%	67.9%	68.6%	-62 bps	-67 bps
Warehouse services margin(7)	9.8%	9.8%	5.1%	465 bps	464 bps

(1)
The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.

(2)	Includes real estate rent expense of $2.8 million and $3.1 million for the fourth quarter 2019 and 2018, respectively.

(3)	Includes non-real estate rent expense (equipment lease and rentals) of $3.3 million and $3.6 million for the fourth quarter of 2019 and 2018, respectively.

(4)	Calculated as rent and storage revenues less power and other facilities costs.

(5)	Calculated as warehouse services revenues less labor and other services costs.

(6)	Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.

(7)	Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2019

The following table presents the operating results of our warehouse segment for the years ended December 31, 2019 and 2018.

	Years Ended December 31,			Change
	2019 actual	2019 constant currency(1)	2018 actual	Actual	Constant currency
	(Dollars in thousands - unaudited)
Rent and storage	$582,509	$589,402	$514,755	13.2%	14.5%
Warehouse services	794,708	806,792	662,157	20.0%	21.8%
Total warehouse segment revenue	1,377,217	1,396,194	1,176,912	17.0%	18.6%

Power	82,380	83,626	72,332	13.9%	15.6%
Other facilities costs (2)	113,551	115,226	104,618	8.5%	10.1%
Labor	614,049	624,363	526,080	16.7%	18.7%
Other services costs (3)	119,646	120,951	99,348	20.4%	21.7%
Total warehouse segment cost of operations	929,626	944,166	802,378	15.9%	17.7%
Warehouse segment contribution (NOI)	$447,591	$452,028	$374,534	19.5%	20.7%

Warehouse rent and storage contribution (NOI) (4)	$386,578	$390,550	$337,805	14.4%	15.6%
Warehouse services contribution (NOI) (5)	$61,013	$61,478	$36,729	66.1%	67.4%

Total warehouse segment margin	32.5%	32.4%	31.8%	68 bps	55 bps
Rent and storage margin(6)	66.4%	66.3%	65.6%	74 bps	64 bps
Warehouse services margin(7)	7.7%	7.6%	5.5%	213 bps	207 bps

(1)
The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.

(2)	Includes real estate rent expense of $12.3 million and $13.9 million for the years ended December 31, 2019 and 2018, respectively

(3)	Includes non-real estate rent expense of $12.0 million and $13.8 million for the years ended December 31, 2019 and 2018, respectively.

(4)	Calculated as rent and storage revenues less power and other facilities costs.

(5)	Calculated as warehouse services revenues less labor and other services costs.

(6)	Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.

(7)	Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	Fourth Quarter 2019

Same-store Financial Performance
The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended December 31, 2019 and 2018.

	Three Months Ended December 31,			Change
	2019 actual	2019 constant currency(1)	2018 actual	Actual	Constant currency
Number of same store warehouses	137		137	n/a	n/a
Same store revenues:	(Dollars in thousands - unaudited)
Rent and storage	$130,295	$131,370	$128,990	1.0%	1.8%
Warehouse services	177,345	179,458	168,501	5.2%	6.5%
Total same store revenues	307,640	310,828	297,491	3.4%	4.5%
Same store cost of operations:
Power	15,645	15,815	15,854	(1.3)%	(0.2)%
Other facilities costs	24,298	24,524	24,072	0.9%	1.9%
Labor	137,476	139,210	133,240	3.2%	4.5%
Other services costs	23,267	23,447	26,324	(11.6)%	(10.9)%
Total same store cost of operations	$200,686	$202,996	$199,490	0.6%	1.8%

Same store contribution (NOI)	$106,954	$107,832	$98,001	9.1%	10.0%
Same store rent and storage contribution (NOI)(2)	$90,352	$91,031	$89,064	1.4%	2.2%
Same store services contribution (NOI)(3)	$16,602	$16,801	$8,937	85.8%	88.0%

Total same store margin	34.8%	34.7%	32.9%	182 bps	175 bps
Same store rent and storage margin(4)	69.3%	69.3%	69.0%	30 bps	25 bps
Same store services margin(5)	9.4%	9.4%	5.3%	406 bps	406 bps

Number of non-same store warehouses	30		7	n/a	n/a
Non-same store revenues:
Rent and storage	$27,810	$27,851	$4,660	n/r	n/r
Warehouse services	48,328	48,348	3,307	n/r	n/r
Total non-same store revenues	76,138	76,199	7,967	n/r	n/r
Non-same store cost of operations:
Power	4,996	5,001	812	n/r	n/r
Other facilities costs	5,708	5,741	1,242	n/r	n/r
Labor	33,228	33,249	2,788	n/r	n/r
Other services costs	9,613	9,627	635	n/r	n/r
Total non-same store cost of operations	$53,545	$53,618	$5,477	n/r	n/r

Non-same store contribution (NOI)	$22,593	$22,581	$2,490	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$17,106	$17,109	$2,606	n/r	n/r
Non-same store services contribution (NOI)(3)	$5,487	$5,472	$(116)	n/r	n/r

Total warehouse segment revenues	$383,778	$387,027	$305,458	25.6%	26.7%
Total warehouse cost of operations	$254,231	$256,614	$204,967	24.0%	25.2%
Total warehouse segment contribution	$129,547	$130,413	$100,491	28.9%	29.8%

(1)
The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.

(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.

Financial Supplement	Fourth Quarter 2019

The following table presents revenues, cost of operations, contribution (NOI) and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the years ended December 31, 2019 and 2018.

	Years Ended December 31,				Change
	2019 actual	2019 constant currency(1)		2018 actual	Actual	Constant currency
Number of same store warehouses	136			136	n/a	n/a
Same store revenue:	(Dollars in thousands - unaudited)
Rent and storage	$499,151	$505,811		$495,130	0.8%	2.2%
Warehouse services	668,673	680,640		650,806	2.7%	4.6%
Total same store revenue	1,167,824	1,186,451		1,145,936	1.9%	3.5%
Same store cost of operations:
Power	67,537	68,760		69,844	(3.3)%	(1.6)%
Other facilities costs	97,158	98,684		97,018	0.1%	1.7%
Labor	527,687	537,894		516,052	2.3%	4.2%
Other services costs	94,870	96,125		96,834	(2.0)%	(0.7)%
Total same store cost of operations	$787,252	$801,463		$779,748	1.0%	2.8%

Same store contribution (NOI)	$380,572	$384,988		$366,188	3.9%	5.1%
Same store rent and storage contribution (NOI)(2)	$334,456	$338,367		$328,268	1.9%	3.1%
Same store services contribution (NOI)(3)	$46,116	$46,621		$37,920	21.6%	22.9%

Total same store margin	32.6%	32.4%		32.0%	63 bps	49 bps
Same store rent and storage margin(4)	67.0%	66.9%		66.3%	71 bps	60 bps
Same store services margin(5)	6.9%	6.8%		5.8%	107 bps	102 bps

Number of non-same store warehouses	31			8	n/a	n/a
Non-same store revenue:
Rent and storage	$83,358	$83,591		$19,625	n/r	n/r
Warehouse services	126,035	126,152		11,351	n/r	n/r
Total non-same store revenue	209,393	209,743		30,976	n/r	n/r
Non-same store cost of operations:
Power	14,843	14,866		2,488	n/r	n/r
Other facilities costs	16,393	16,542		7,600	n/r	n/r
Labor	86,362	86,469	1	10,028	n/r	n/r
Other services costs	24,776	24,826		2,514	n/r	n/r
Total non-same store cost of operations	$142,374	$142,703		$22,630	n/r	n/r

Non-same store contribution (NOI)	$67,019	$67,040		$8,346	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$52,122	$52,183		$9,537	n/r	n/r
Non-same store services contribution (NOI)(3)	$14,897	$14,857		$(1,191)	n/r	n/r

Total warehouse segment revenue	$1,377,217	$1,396,194		$1,176,912	17.0%	18.6%
Total warehouse cost of operations	$929,626	$944,166		$802,378	15.9%	17.7%
Total warehouse segment contribution	$447,591	$452,028		$374,534	19.5%	20.7%

(1)
The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.

(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.

Financial Supplement	Fourth Quarter 2019

Same-store Key Operating Metrics
The following table provides certain operating metrics to explain the drivers of our same store performance for the three months ended December 31, 2019 and 2018.

	Three Months Ended December 31,		Change
Units in thousands except per pallet and site data - unaudited	2019	2018
Number of same store warehouses	137	137	n/a
Same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	2,597	2,566	1.2%
Economic occupancy percentage	84.6%	83.5%	112 bps
Same store rent and storage revenues per economic occupied pallet	$50.18	$50.27	(0.2)%
Constant currency same store rent and storage revenue per economic occupied pallet	$50.59	$50.27	0.6%

Physical occupancy(2)
Average physical occupied pallets	2,471	2,471	—%
Average physical pallet positions	3,070	3,074	(0.1)%
Physical occupancy percentage	80.5%	80.4%	10 bps
Same store rent and storage revenues per physical occupied pallet	$52.73	$52.19	1.0%
Constant currency same store rent and storage revenues per physical occupied pallet	$53.16	$52.19	1.9%

Same store warehouse services:
Throughput pallets	6,770	6,793	(0.3)%
Same store warehouse services revenues per throughput pallet	$26.20	$24.81	5.6%
Constant currency same store warehouse services revenues per throughput pallet	$26.51	$24.81	6.9%

Number of non-same store warehouses	30	7	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	588	97	n/r
Economic occupancy percentage	77.2%	90.8%

Physical occupancy(2)
Average physical occupied pallets	574	92	n/r
Average physical pallet positions	762	107	n/r
Physical occupancy percentage	75.3%	85.8%

Non-same store warehouse services:
Throughput pallets	1,459	170	n/r

(1)
We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.

(2)
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.

Financial Supplement	Fourth Quarter 2019

The following table provides certain operating metrics to explain the drivers of our same store performance for the years ended December 31, 2019 and 2018.

	Years Ended December 31,		Change
Unit in thousands, except per pallet and site data - unaudited	2019	2018
Number of same store warehouses	136	136	n/a
Same store rent and storage:
Economic occupancy(1)
Average occupied economic pallets	2,414	2,447	(1.4)%
Economic occupancy percentage	79.5%	80.3%	-76 bps
Same store rent and storage revenue per economic occupied pallet	$206.81	$202.30	2.2%
Constant currency same store rent and storage revenue per economic occupied pallet	$209.57	$202.30	3.6%

Physical occupancy(2)
Average physical occupied pallets	2,284	2,347	(2.6)%
Average physical pallet positions	3,034	3,048	(0.4)%
Physical occupancy percentage	75.3%	77.0%	-171 bps
Same store rent and storage revenue per physical occupied pallet	$218.50	$211.01	3.5%
Constant currency same store rent and storage revenue per physical occupied pallet	$221.42	$211.01	4.9%

Same store warehouse services:
Throughput pallets	26,149	26,422	(1.0)%
Same store warehouse services revenue per throughput pallet	$25.57	$24.63	3.8%
Constant currency same store warehouse services revenue per throughput pallet	$26.03	$24.63	5.7%

Number of non-same store warehouses	31	8	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	452	117	n/r
Economic occupancy percentage	79.3%	80.7%	n/r

Physical occupancy(2)
Average physical occupied pallets	444	112	n/r
Average physical pallet positions	570	145	n/r
Physical occupancy percentage	77.9%	76.9%

Non-same store warehouse services:
Throughput pallets	3,941	523	n/r

(1)
We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitment specified in each customer’s contract, and subtracting the physical pallet positions.

(2)
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.

Financial Supplement	Fourth Quarter 2019

External Growth and Capital Deployment

Recently Completed Expansion and Development Projects
	Opportunity Type	Facility Type	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Cost of Expansion / Development		Completion Date	Expected Full Stabilized Quarter
Facility						Total Cost (in millions)	NOI ROIC
Clearfield, UT	Expansion	Distribution	Multi-tenant	5.8	21	$29.0	12-15%	Q4 2017	Q4 2018
Middleboro, MA	Development	Production Advantaged	Build-to-suit	4.4	27	$23.5	8-12%	Q3 2018	Q4 2018
Rochelle, IL (1)	Expansion	Distribution	Multi-tenant	15.7	54	$89.7	12-15%	Q2 2019	Q1 2021
Chesapeake, VA (2)	Expansion	Public	Multi-tenant	4.5	12	$24.3	10-12%	Q4 2019	Q1 2021
North Little Rock, AR (3)	Expansion	Public	Multi-tenant	3.2	12	$18.9	10-12%	Q4 2019	Q1 2021
Columbus, OH (4)	Expansion	Public	Multi-tenant	1.5	5	$6.3	14-15%	Q1 2020	Q2 2021

Expansion and Development Projects In Process and Announced
				Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Complete Date	Expected Full Stabilized Quarter
Facility	Opportunity Type	Facility Type	Tenant Opportunity	Cubic Feet (millions) (5)	Pallet Positions (thousands) (5)	Cost (6)	Estimate to Complete	Total Estimated Cost
Savannah, GA (7)	New Build	Distribution	Multi-tenant	14.8	37	$57.0	$13-$18	$70-$75	10-15%	Q2 2020	Q3 2021
Atlanta, GA	Expansion /Redevelopment	Distribution	Multi-tenant	18.3	60	$30.6	$95-$105	$126-$136	10-15%	Q2 2021	Q1 2023
Auckland, New Zealand	Expansion	Distribution	Multi-tenant	4.6	27	NZD $0.0	NZD $65.0	NZD $65.0	12-14%	Q2 2021	Q3 2022

Recent Acquisitions
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions)	Net Entry NOI Yield (8)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
PortFresh Holdings, LLC	Savannah, GA	1	4.3	6	$20.0	6.7%	9-12%	1/31/2019	Q2 2022
Cloverleaf Cold Storage (9)	9 states	22	132.0	602	$1,242.9	6.5%	7-8%	5/1/2019	Q3 2022
Lanier Cold Storage	Georgia	2	14.4	51	$82.6	7.6%	9-10%	5/1/2019	Q3 2022
MHW Group Inc. (10)	MD and PA	2	19.0	86	$54.2	7.8%	9-10%	11/19/2019	Q4 2022
Nova Cold Logistics (9)	Canada	4	23.5	81	CAD $337.0	6.1%	6.5-7.0%	1/2/2020	Q2 2023
Newport Cold	St. Paul, MN	1	6.1	26	$56.0	7.5%	9-10%	1/2/2020	Q2 2023
_________________________

(1)	Cost to date as of December 31, 2019. Total cost expected to be approximately $92 - $93 million. Remaining spend incurred reflects residual cost and retainage.

(2)	Cost to date as of December 31, 2019. Total cost expected to be approximately $26 - $27 million. Remaining spend incurred reflects residual cost and retainage.

(3)	Cost to date as of December 31, 2019. Total cost expected to be approximately $19 - $20 million. Remaining spend incurred reflects residual cost and retainage.

(4)	Cost to date as of December 31, 2019. Total cost expected to be approximately $7 - $8 million. Remaining spend incurred reflects residual cost and retainage.

(5)	Cubic feet and pallet positions are estimates while the facilities are under construction.

(6)	Cost as of December 31, 2019.

(7)	Cost includes $15.9 million as part of the PortFresh Holdings, LLC acquisition completed during January 2019.

(8)	Inclusive of expenses required to integrate and reach stabilization.

(9)	Net Entry NOI Yield metric is exclusive of SG&A expense.

(10)	Acquisition price includes a $4.1 million option to purchase land under lease at date of acquisition, which was subsequently exercised during January 2020.

Financial Supplement	Fourth Quarter 2019

2020 Guidance

The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

As of
Feb. 20, 2020
Warehouse segment same store revenue growth (actual and constant currency)	2.0% - 4.0%
Warehouse segment same store NOI growth (actual and constant currency)	100 - 200 bps higher than associated revenue
Managed and Transportation segment NOI	$28mm - $31mm
Total selling, general and administrative expense	$135mm - $140mm
Current income tax expense	$11mm - $13mm
Deferred income tax benefit	$1mm - $3mm
Non real estate amortization and depreciation expense	$66mm - $68mm
Total recurring maintenance capital expenditures	$65mm - $75mm
Development starts (1)	$75mm - $200mm
AFFO per share	$1.22 - $1.30
Assumed FX rates	1 AUS = 0.68 USD 1 NZD = 0.63 USD 1 ARS = 0.018 USD 1 CAD = 0.76 USD 1 BRL = 0.23 USD

(1)	Represents the aggregate invested capital for initiated development opportunities.

Financial Supplement	Fourth Quarter 2019

Notes and Definitions
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.

We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, non-real estate asset impairment, acquisition, litigation and other expenses, excluding 2018 RSU modification expense, share-based compensation expense, IPO grants, bridge loan commitment fees, loss on debt extinguishment, modifications and termination of derivative instruments, foreign currency exchange gain or loss, gain from sale of partially owned entities, excise tax settlement and Alternative Minimum Tax receivable from TCJA. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.

However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of recurring maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.

We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of financing costs, pension withdrawal liability and above or below market leases, straight-line net rent, provision or benefit from deferred income taxes, stock-based compensation expense from grants of stock options and restricted stock units under our equity incentive plans, excluding IPO grants, non-real estate depreciation, depletion or amortization (including in respect of the China JV), and recurring maintenance capital expenditures. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.

FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our annual and quarterly reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation, depletion and amortization, gains or losses on disposition of depreciated property, including gains or losses on change of control, impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustment to reflect share of EBITDAre of unconsolidated affiliates. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.

We also calculate our Core EBITDA as EBITDAre further adjusted for impairment charges on intangible and long-lived assets, gain or loss on depreciable real property asset disposals, acquisition, litigation and other expenses, bridge loan commitment fees, loss on debt extinguishment and modifications, share-based compensation expense, foreign currency exchange gain or loss, loss on partially owned entities, gain on sale of partially owned entities, impairment of partially owned entities, and multi-employer pension plan withdrawal expense. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDA but which we do not believe are indicative of our core business operations. EBITDA and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDA and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDA and Core EBITDA have limitations as analytical tools, including:

•	these measures do not reflect our historical or future cash requirements for recurring maintenance capital expenditures or growth and expansion capital expenditures;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	these measures do not reflect our tax expense or the cash requirements to pay our taxes; and

•
although depreciation, depletion and amortization are non-cash charges, the assets being depreciated, depleted and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 21 reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.